UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2011

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure, Election or Appointment of Directors or Officers; Compensatory Arrangements of Officers.

On February 14, 2011, the Compensation Committee of Helen of Troy Limited (the “Company”) approved the First Amendment (the “Amendment”) to the Company’s Amended and Restated 1997 Cash Bonus Performance Plan (the “Cash Bonus Performance Plan”). The Cash Bonus Performance Plan was amended to provide that (a) with respect to the performance period for the Company’s fiscal year ending February 28, 2011, for the purpose of computing the bonus payable to the Company’s chief executive officer under the provisions thereof, ECO (as defined in the Cash Bonus Performance Plan) to the extent attributed to Kaz Inc. and its subsidiaries for such performance period shall be reduced by the lesser of $1,666,667 or an amount equal to the ECO of Kaz Inc. and its subsidiaries for the period beginning January 1, 2011 through and including February 28, 2011, and (b) beginning with the performance period for the Company’s fiscal year ending February 29, 2012 and for each performance period thereafter, ECO for such performance period shall be reduced by $10 million for the purpose of computing the bonus payable to the Company’s chief executive officer under the provisions thereof.

The foregoing description of the Amendment is not a complete description of all of the parties’ rights and obligations under the Cash Bonus Performance Plan and is qualified in its entirety by reference to the Amendment that is filed with this Current Report on Form 8-K as Exhibit 10.1, and to the Cash Bonus Performance Plan that was filed as Appendix D of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 27, 2008, both of which are incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description
10.1	First Amendment to the Helen of Troy 1997 Cash Bonus Performance Plan, dated February 14, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: February 18, 2011	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment to the Helen of Troy 1997 Cash Bonus Performance Plan, dated February 14, 2011.